As filed with the Securities and Exchange Commission on January 30, 2009

Registration No. 333-134793

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FTI Consulting, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	52,1261113
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

777 South Flagler Drive Suite 1500 West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

FTI Consulting, Inc. 2007 Employee Stock Purchase Plan

(Full Title of the Plan)

Eric B. Miller

Executive Vice President and General Counsel

FTI Consulting, Inc.

500 East Pratt Street

Suite 1400

Baltimore, Maryland 21202

(Name and Address of Agent For Service)

(410) 951-4800

(Telephone Number, Including Area Code, of Agent For Service)

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (the “Amendment”) is filed by FTI Consulting, Inc., a Maryland corporation (the “Registrant”), and relates to the Form S-8 Registration Statement (File No. 333-134793) filed with the Securities and Exchange Commission on June 6, 2006 (the “Registration Statement”) for the FTI Consulting, Inc. 2007 Employee Stock Purchase Plan (the “Plan”). The Plan has been terminated effective January 1, 2009 pursuant to action taken by the Board of Directors of the Registrant on December 18, 2008. In accordance with the undertakings contained in the Registration Statement, the Company hereby files this Amendment to deregister 1,255,735 shares of common stock, par value $0.01 per share, of the Registrant previously registered under the Registration Statement that remained available for issuance under the Plan as of January 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 30th day of January, 2009.

FTI CONSULTING, INC.

By:	/S/ JACK B. DUNN, IV
Jack B. Dunn, IV
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS that Jack B. Dunn, IV and Jorge A. Celaya have been appointed the true and lawful attorneys-in-fact and agents of the persons identified below, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments, supplements or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or either one of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/S/ DENNIS J. SHAUGHNESSY Dennis J. Shaughnessy	Chairman of the Board and Director	January 30, 2009

/S/ JACK B. DUNN, IV Jack B. Dunn, IV	Chief Executive Officer, President and Director (principal executive officer)	January 30, 2009

/S/ DOMINIC DINAPOLI Dominic DiNapoli	Executive Vice President and Chief Operating Officer	January 30, 2009

/S/ JORGE A. CELAYA Jorge A. Celaya	Executive Vice President and Chief Financial Officer (principal financial officer)	January 30, 2009

/S/ CATHERINE M. FREEMAN Catherine M. Freeman	Senior Vice President, Controller and Chief Accounting Officer (principal accounting officer)	January 30, 2009

/S/ BRENDA J. BACON Brenda J. Bacon	Director	January 30, 2009

/S/ MARK H. BEREY Mark H. Berey	Director	January 30, 2009

/S/ DENIS J. CALLAGHAN Denis J. Callaghan	Director	January 30, 2009

/S/ JAMES W. CROWNOVER James W. Crownover	Director	January 30, 2009

Gerard E. Holthaus	Director	January 30, 2009

/S/ MATTHEW F. MCHUGH Matthew F. McHugh	Director	January 30, 2009

/S/ GEORGE P. STAMAS George P. Stamas	Director	January 30, 2009

/S/ GARY C. WENDT Gary C. Wendt	Director	January 30, 2009

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